                                                                   EXHIBIT 10.1

* Certain confidential portions of this Exhibit were omitted by means of blacking out the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

                        CONFIDENTIAL TREATMENT REQUESTED


                                LICENSE AGREEMENT

This License Agreement (the "Agreement") is made and entered into as of the 27th day of June, 1997 (the "Effective Date").

BY AND BETWEEN:   NORTHERN TELECOM LIMITED,
                  a corporation incorporated under the laws of Canada, having an office at 8200 Dixie Road, Brampton, Ontario, Canada L6T 5P6, on behalf of itself and its Subsidiaries and Affiliates

                  ("Nortel")

AND:              APPLIED DIGITAL ACCESS, INC.,
                  a corporation incorporated under the laws of California and having an office at 9855 Scranton Road, San Diego, California, U.S.A. 92121

                  ("Licensee")

WHEREAS Nortel designs (or causes to be designed), produces and markets DSS II Products and is in possession of certain proprietary rights in the technology related to such products (the "DSS II Technology"); and

WHEREAS Licensee wishes to use, design, produce, market, sublicense, distribute and support DSS II Products and certain products or software programs based upon DSS II Technology; and

WHEREAS Nortel and Licensee have entered into a Letter of Intent pursuant to which Licensee has expressed an interest in purchasing certain assets and obtaining licenses in respect of the DSS II Technology; and

WHEREAS Licensee wishes to buy, and Nortel wishes to sell certain portions of the DSS II Business as set out in the Asset Purchase Agreement; and

WHEREAS Nortel is willing to grant licenses in respect of the DSS II Technology subject to certain obligations, as set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each of Nortel and Licensee, and Licensee wishes to obtain such rights and undertake such obligations.

NOW THEREFORE in consideration of the mutual promises set forth in this Agreement and the Asset Purchase Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each of Nortel and Licensee, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1      As used in this Agreement:

         (a) "Affiliate" means any corporation or company which Nortel or Licensee effectively owns or controls, directly or indirectly, other than a Subsidiary, through the ownership or control of shares in such corporation or company;

         (b)  "Agreement" has the meaning specified in the preamble;

         (c) "Asset Purchase Agreement" means the agreement between Nortel and Licensee, executed on even date to this Agreement, concerning the sale of the DSS II Business;

         (d) "Confidential Information" means any proprietary, scientific, technical, planning, business, marketing, product or financial information (including DSS II Information), formulas, patterns, compilations, programs, devices, methods, techniques, processes, data, trade secrets or know-how ("Information") of one of the Parties or its Subsidiaries or Affiliates which is designated as confidential or similar designation at the time of disclosure or that would be understood by the Party receiving such Information at the time of disclosure, exercising reasonable business judgment, to be confidential;

         (e) "Contractor" means a third party (including any subcontractors of such third-party) contracted by a Party or a by a Subsidiary or Affiliate of a Party to support or develop or assist in supporting or developing a Nortel Authorized Product or a Licensee Product;

         (f) "Customers" means all DSS II Business' customers as of the Effective Date, with the exception of the Excluded Customers;

         (g) "Derivative Works" means: (i) for material subject to copyright, integrated circuit topography, or mask work protection, any work which is based upon the DSS II Software or the DSS II Information, such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation or any other form in which such pre-existing works may be recast, transformed or adapted, (ii) for patentable or patented materials, any adaptation, subset, addition, improvement or combination of the DSS II



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
              Software or the DSS II Information, and (iii) for material subject to trade secret protection, any new material, information or data relating to and derived from the DSS II Software or the DSS II Information, including new material which may be protectable by copyright, patent or other proprietary rights, and with respect to each of the above, the preparation, use and/or distribution of which, in the absence of this Agreement or other authorization from the owner, would constitute infringement or misappropriation under applicable law;

         (h) "Distributor" means a third party which enters into a distribution agreement with a Party, or a Subsidiary or Affiliate of a Party, or another Distributor, to license or distribute Licensed Products or Nortel Authorized Products, as the case may be;

         (i) "DSS II Business" means the business unit of Nortel that designs, develops, markets and licenses the DSS II Products;

         (j) "DSS II Intellectual Property" means any Nortel invention, patent, utility model, copyright, industrial design, mask work or integrated circuit topography right, or any Nortel right of whatsoever nature in processes, techniques, improvements, modifications, computer software and data, Confidential Information, trade secrets or know-how, or any intangible right or privilege of a nature similar to any of the foregoing which is incorporated in or infringed by the DSS II Software or the DSS II Information;

         (k) "DSS II Products" means the DSS II products (including DSS II Software and DSS II Information) which are comprised of software proprietary to BC TEL, Microtel Limited and Nortel;

         (l) "DSS II Information" means all design documentation, customer product documentation (including training and operations), installation and maintenance documentation, marketing materials developed for general use, test specifications, Nortel proprietary utilities and tools, command files for software development and testing, and everything currently used by Nortel as of the Effective Date to develop, modify, enhance and support the DSS II Products to the extent available in accordance with Articles 3 and 4 hereof;

         (m) "DSS II Software" means all of the source code, object code and machine code for the DSS II Products as of the Effective Date as described in Schedule "A" attached hereto;

         (n) "Effective Date" means the date set out in the preamble of this Agreement;

         (o) "End User" means a third party or parties licensed to use a Licensed Product or a Nortel Authorized Product;

         (p) "Enhancement" means any minor extensions of the features and/or capabilities which are contained in the Licensed Materials as they exist as of the Effective Date of this Agreement;

         (q) "Excluded Customers" means the customers (including subsidiaries and affiliates thereof) listed in Schedule "C" attached hereto;

         (r) "Joint Venture" means a cooperative business enterprise formed between Nortel and one or more other autonomous entities to address more effectively certain mutual business interests and opportunities;

         (s) "Licensed Materials" means the DSS II Software and DSS II Information;

         (t) "Licensed Products" means the DSS II Software in source or object code form, the DSS II Information, and any Derivative Works of the DSS II Software and the DSS II Information developed by or on behalf of Licensee (including Modifications and Enhancements);

         (u) "Manufacturing Licensee" means a third party entity which has entered into an agreement with Nortel to manufacture, in modified or unmodified form, Nortel products and directly or indirectly through Distributors, to sublicense and distribute Nortel products under the brand name of Nortel or the Manufacturing Licensee;

         (v) "Modifications" means any minor changes such as, but not limited to, bug fixes, to the features and/or capabilities of the Licensed Materials as they exist as of the Effective Date of this Agreement;

         (w) "Network Bid" means any Nortel bid or sale (including bids or sales under multiple invoices) in which Nortel contracts with a third party to sell or license equipment which consists primarily of Nortel manufactured and/or designed products, and, which may include OEM products or other non-Nortel products or any combination thereof, and which also includes Nortel Authorized Products, provided that such Nortel Authorized Products are used to provide network management services for the OEM products or other non-Nortel products in the bid or sale, and further provided that all of the equipment in the bid or sale can be reasonably construed as representing either a new and/or significant extension of a communications network. Such a network can consist of hardware and/or software configured in a manner as defined by either the customer or Nortel. A bid or sale in which Nortel Authorized Products are considered the primary element of the transaction and/or is the primary basis for the transaction will not be considered a Network Bid;

         (x) "Nortel Authorized Products" means the DSS II Software in source or object code form, the DSS II Information, and any Derivative Works of the DSS II Software and the DSS II Information developed by or on behalf of Nortel Companies (including Modifications and Enhancements);

         (y) "Nortel Companies" means Northern Telecom Limited and its Subsidiaries, Affiliates, Joint Ventures and Manufacturing Licensees;

         (z)  "Nortel Company" means one of the Nortel Companies;

         (aa) "Party" means Nortel or Licensee;

         (bb) "Parties" means Nortel and Licensee;

         (cc) "Purchase Price" has the meaning ascribed to that term in the Asset Purchase Agreement;

         (dd) "Sublicense Agreement" means an agreement containing terms and conditions which are the same as, or substantially similar to, the terms and conditions contained in Schedule B;

         (ee) "Subsidiary" means a corporation or company in which a Party hereto effectively owns or controls, and continues to own or control, directly or indirectly, more than fifty percent (50%) of the voting stock or shares.


                                    ARTICLE 2
                                 GRANT OF RIGHTS

2.1 Nortel, to the extent of its legal right to do so, hereby grants to Licensee (including its Subsidiaries and Affiliates, successors and assigns), subject to the terms and conditions of this Agreement a perpetual, irrevocable, worldwide, fully paid-up, transferable and assignable:

         (a)  exclusive license to:

              (i) use, copy, modify, have modified, and translate, directly and indirectly, Licensed Products, including the right to sublicense such rights to End Users at ADA's sole discretion (provided that such sublicenses include usage and confidentiality provisions at least as strict as those imposed upon Licensee in this Agreement);

              (ii) sublicense End Users (directly or indirectly), pursuant to Sublicense Agreements, the right to use Licensed Products in object code format only;

              (iii) distribute (including through multiple layers of distribution) Licensed Products; and

              (iv) maintain, support and provide services, directly and indirectly, in respect of Licensed Products;

         (b) non-exclusive right under the DSS II Intellectual Property to the extent necessary for Licensee and its sublicensees to exercise the rights granted in 2.1(a).

The rights granted to Licensee in this section shall be non-exclusive with respect to, (i) * and * and its existing and future sublicensees in * and * only, (ii) the rights granted to * and * under the license to Prism Systems, Inc. and under a source code escrow agreement, and, (iii) any rights granted by Nortel (including its Subsidiaries, Affiliates, Manufacturing Licensees and Joint Ventures) to existing Customers in accordance with its usual terms prior to the Effective Date. Licensee is granted no rights in respect of the Licensed Materials for *. Licensee acknowledges that * has exclusive rights in respect of the Licensed Materials for *.

2.2 Nortel shall retain, and Licensee's licenses shall be subject to, only the following rights:

         (a) Nortel Companies shall have the right to license, distribute (including through multiple layers of distribution) Nortel Authorized Products, and provide services in respect of such Nortel Authorized Products, to Excluded Customers. Licensee shall have no right to license or distribute Licensed Products, or provide services in respect of Licensed Products, to Excluded Customers without the prior written consent of an officer of Nortel at the senior vice president level or higher;

         (b) Nortel Companies shall have the right to license and distribute (including through multiple layers of distribution) Nortel Authorized Products in Network Bids. Nortel Companies shall also have the right to provide


* Certain confidential portions of this Exhibit were omitted by means of blacking out the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

              services in respect of any Nortel Authorized Products licensed or distributed pursuant to any such Network Bids. Nortel shall not license or distribute Nortel Authorized Products on a stand-alone basis with the exception of the Excluded Customers as defined in this Agreement;

         (c) For a period of * months following the Effective Date, Nortel shall have the * to the DSS II Product * set out in Schedule E (including subsidiaries and affiliates *), only upon *, a *. Nortel shall only be entitled * in the event that Nortel, in its reasonable judgment, determines * would materially adversely affect * or result in a * or * to Nortel, and further provided that * is based solely upon * and is not based upon a * provided that * was willing * with such * on * which would be considered reasonable having regard to standard industry practice. Except in accordance with a * under this provision, Nortel shall not * this provision. Licensee acknowledges that Nortel has *, or will be * an * and its subsidiaries and affiliates *. In the event that * with * is not * prior to the Effective Date, Nortel shall have the right * after the Effective Date. Such * shall be in a * to the * between * prior to the Effective Date;

         (d) Nortel Companies shall have the right to license, distribute (including through multiple layers of distribution) and provide services in respect of Nortel products (other than Nortel Authorized Products) which incorporate insignificant portions of the Licensed Materials;


         (e) Nortel Companies shall have the right to use, modify, have modified, license and distribute (including through multiple layers of distribution) and provide services in respect of the Licensed Materials provided that any such use is in a Nortel product that is not competitive or in competition with the Licensed Products; and

         (f) Nortel Companies shall have the right to use, modify, have modified, license and distribute (including through multiple layers of distribution) and provide services in respect of the Licensed Materials provided that such use is for a purpose or purposes other than for providing network management software or services.

Nortel shall have the right to use, modify, have modified the Licensed Materials as may be necessary for Nortel to exercise its rights under the exceptions described above. Nortel shall not license, sublicense, use or provide services or support in respect of the Licensed Materials other than as set forth in this
Section 2.2, except pursuant to a license obtained from Licensee or by other written agreement between the Parties.


* Certain confidential portions of this Exhibit were omitted by means of blacking out the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

2.3 In the event that Licensee does not wish to license, distribute or provide services in respect of Licensed Products to a given customer, Nortel and Licensee shall negotiate in good faith the terms and conditions under which Nortel may license, distribute and/or provide services in respect of Licensed Products to any such customer. Such terms and conditions shall include a reasonable royalty to be paid to Licensee for such Licensed Products. In the event that Nortel licenses, distributes or provides services in respect of Licensed Products to such a customer, Nortel shall have the right to modify such Licensed Products as necessary to meet such customer's requirements. The provisions of this Section 2.3 shall not in any way restrict Nortel's right to license, distribute or provide support in respect of Nortel Authorized Products pursuant to Network Bids as provided in Section 2.2(b).

2.4.1 Licensee may provide Licensed Products and Licensed Materials (including Modifications and Enhancements) to Contractors to assist in the development or support of Licensed Products. Prior to, or at the time of providing the Licensed Materials or Licensed Products to a Contractor, Licensee shall enter into a written agreement with the Contractor which requires that:

         (a) the Contractor use the Licensed Materials and Licensed Products exclusively for the benefit of Licensee;

         (b) the Contractor incur the same obligations with respect to the use of Licensed Materials and Licensed Products as those incurred by Licensee under this Agreement; and

         (c) all copies of the Licensed Materials and Licensed Products provided to or made by the Contractor be returned to Licensee or destroyed, including all copies stored in computer memories or storage media, upon completion of its work for Licensee.

2.4.2 Nortel may provide the Licensed Materials and Nortel Authorized Products (including Modifications and Enhancements) to Contractors to assist in the development or support of Nortel Authorized Products. Prior to, or at the time of providing the Licensed Materials or Nortel Authorized Products to a Contractor, Nortel shall enter into a written agreement with the Contractor which requires that:

         (a) the Contractor use the Licensed Materials and Nortel Authorized Products exclusively for the benefit of Nortel;

         (b) the Contractor incur the same obligations with respect to the use of Licensed Materials and Nortel Authorized Products as those incurred by Nortel under this Agreement; and

         (c) all copies of the Licensed Materials and Nortel Authorized Products provided to or made by the Contractor be returned to Nortel or destroyed, including all copies stored in computer memories or storage media, upon completion of its work for Nortel.

2.5 The aforesaid rights shall include the right to communicate to End Users such portions of the DSS II Information as are reasonably needed by such End Users to use the Licensed Products or Nortel Authorized Products, provided, however, that, to the extent that Confidential Information of either Party is being communicated, the recipients of such Confidential Information shall be advised by the disclosing Party in writing at the time, or before such communication, that Confidential Information is being communicated and further provided that such recipients undertake, in writing, to keep such Confidential Information confidential and not to use such Confidential Information except as expressly permitted.

2.6 Licensee shall have no right to use the Licensed Materials or DSS II Intellectual Property other than as set forth in this Agreement. Nothing herein shall limit Nortel's right to grant licenses for activities other than those for which the Licensee is granted an exclusive license hereunder. For greater certainty, the exclusive rights granted hereunder shall not prejudice Nortel's patent cross licenses or any other rights granted prior to the Effective Date. Nothing in this Agreement shall preclude Nortel from independently developing software with functionality which is the same as or similar to that in the Licensed Materials or the Licensed Products, provided that none of the Licensed Materials or Licensed Products are directly incorporated into such software.

2.7 Licensee grants to Nortel Companies a perpetual, non-exclusive, royalty-free, worldwide right to make, use, copy, modify, license, distribute (including through multiple layers of distribution) and provide support in respect of all Modifications and Enhancements which Licensee may develop or have developed during the term of this Agreement in connection with the Licensed Materials. Nortel grants to Licensee and its Subsidiaries and Affiliates a perpetual, non-exclusive, royalty-free, worldwide right to make, use, copy, modify, license, distribute (including through multiple layers of distribution), and provide support in respect of all Modifications and Enhancements which Nortel may develop or have developed during the term of this Agreement in connection with the Licensed Materials. All Enhancements and Modifications shall be provided on an "AS IS" basis without any representations, warranties or conditions.

2.8 Within thirty (30) days of the end of each calendar quarter, each of Nortel and Licensee shall provide the other with a copy of all Modifications and Enhancements developed during such preceding quarter together with all applicable documentation, or, if applicable, written notice that no new Modifications and Enhancements have been developed during such preceding quarter.

2.9 The parties may, from time to time, upon mutual agreement, amend Schedule C to add additional entities. Nortel in its sole discretion, upon notice to Licensee, may delete an entity or entities from Schedule C.


                                    ARTICLE 3
                              THIRD PARTY SOFTWARE

3.1 Licensee acknowledges that the Licensed Materials contain certain third-party software as further described in Schedule "D". Licensee further acknowledges that Nortel does not have the right to grant sublicenses to such third-party software. Licensee shall, prior to use of the Licensed Materials in any manner, obtain the necessary licenses from the vendors of such third-party software.


                                    ARTICLE 4
                         PROVISION OF LICENSED MATERIALS

4.1 Nortel shall, to the extent of its legal right to do so, promptly provide to Licensee the Licensed Materials. Nortel shall only be obliged to provide Licensed Materials available to it or its Subsidiaries without any third-party restrictions on transfer, and shall not be obligated to develop or produce, except as expressly set forth herein, any new or unavailable Licensed Materials.

4.2 Nortel shall supply the Licensed Materials as soon as reasonably possible after: (a) execution of this Agreement, and (b) receipt from Licensee of the initial payment as set forth in the Asset Purchase Agreement. Nortel shall substantially complete such supply within thirty (30) days thereafter.

4.3 Licensed Materials provided hereunder shall be deemed delivered upon delivery to the common carrier chosen by Nortel, at the relevant facility of Nortel or upon sending by Nortel if such Licensed Materials are delivered by electronic means.

4.4 That portion of the Licensed Materials provided by Nortel to Licensee pursuant to any prior licenses, confidentiality or non-disclosure agreements shall be considered provided pursuant solely to this Agreement and subject only to the terms and conditions hereof.


                                    ARTICLE 5
                        TECHNICAL ASSISTANCE OBLIGATIONS




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
5.1 Licensee shall perform all technical assistance or support obligations for Customers of the DSS II Business as of the Effective Date. Failure of Licensee to perform all such technical assistance or support obligations shall constitute a material breach of this Agreement.

5.2 Licensee shall offer to license any of its Licensed Products and to provide services (including technical support and assistance) in respect of such Licensed Products to all Customers of the DSS II Business as of the Effective Date. Failure of Licensee to offer such Licensed Products or services to any such Customers shall constitute a material breach of this Agreement.


                                    ARTICLE 6
                                     ESCROW

6.1 Licensee shall be entitled to place the Licensed Materials and Licensed Products in escrow with an escrow agent for the benefit of End Users.

6.2 In the event that Licensee:

         (i) becomes insolvent or files an assignment in bankruptcy or fails to have dismissed any petition seeking to have it declared bankrupt within thirty (30) days after the filing thereof, or

         (ii) after using its best efforts to support Licensed Products, ceases all support of Licensed Products,

Licensee shall be entitled to grant an End User, pursuant to an escrow agreement, the right to have access to the Licensed Materials and Licensed Products in source code form, solely for internal use to support Licensed Products sublicensed to such End User.


                                    ARTICLE 7
                                 CONFIDENTIALITY

7.1 Any Confidential Information (including "DSS II Information") provided by one Party to another hereunder shall remain the property of the disclosing Party, and the receiving Party shall be authorized to use such information or materials only within the scope of the rights and licenses granted herein.

7.2 Any Confidential Information received by a Party shall be retained in confidence and shall be used, disclosed, and copied solely for the purposes of, and in accordance with, this Agreement. The receiving Party shall use the same degree of care as it uses to protect its own confidential information of a similar nature, but no less than reasonable care, to prevent the unauthorized use, disclosure or copying of the Confidential Information.

7.3 Neither Party shall be bound by obligations set forth in this Agreement, or any part thereof, restricting the disclosure, use or copying of Confidential Information, if such Confidential Information:

         (a) was known by the receiving Party prior to disclosure without obligation of confidence;

         (b) was lawfully in the public domain prior to its disclosure, or becomes publicly available other than through a breach of this Agreement;

         (c) was disclosed to the receiving Party by a third party provided such third party, or any other party from whom such third party received such information, is not in breach of any confidentiality obligation in respect of such information;

         (d) is independently developed by the receiving Party, as evidenced by its business records; or

         (e) is disclosed when such disclosure is compelled pursuant to legal, judicial, or administrative proceeding, or otherwise required by .5 The specific terms and conditions of this Agreement shall be held in confidence by both Parties and only disclosed as may be agreed by both Parties, which agreement shall not be unreasonably withheld by either Party.

7.4 All technical and other information provided or made available to a Party prior to the execution of this Agreement which would have been covered by the definition of Confidential Information had it been delivered pursuant to this Agreement shall be deemed to be Confidential Information and to be subject to the provisions of this Agreement.

7.5 The specific terms and conditions of this Agreement shall be held in confidence by both Parties and only disclosed as may be agreed by both Parties, which agreement shall not be unreasonably withheld by either Party.


                                   ARTICLE 8
                                REPRESENTATIONS

8.1 Nortel makes no representations and gives no warranties or conditions in respect of the Licensed Materials or Licensed Products except as set out in this Agreement.

8.2 Nortel represents and warrants that it has the authority to enter into this Agreement and has obtained all rights and waivers necessary to grant the rights granted hereunder. Nortel represents and warrants that the Licensed Materials (except those portions excluded under Article 3) do not infringe any third-party patent, copyright, Trade secret or other intellectual property right when used in accordance with this Agreement.

8.3 Nortel represents and warrants that there are no existing, or to Nortel's knowledge, threatened legal proceedings against Nortel in respect of its ownership or rights in the Licensed Materials.

8.4 Nortel represents and warrants that no substantial or significant portions of the Licensed Materials have been incorporated into other Nortel products after August 15, 1996.

8.5 Nothing contained in this Agreement shall be construed as:

         (a) requiring Nortel to file any patent application, to secure any patent or to maintain any patent in force;

         (b) constituting a warranty, condition or representation by Nortel as to the validity or scope of any patent licensed hereunder;

         (c) conferring any right to use, in advertising, publicity or otherwise, any name, trade-name or trademark, or any contraction, abbreviation or simulation thereof, except as expressly provided in writing by Nortel; or

         (d) conferring by implication, estoppel or otherwise upon Licensee any license or other right under any intellectual property, except the licenses and rights expressly granted hereunder.

8.6 NORTEL DISCLAIMS ALL WARRANTIES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES AND CONDITIONS OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.7 LICENSEE'S SOLE REMEDY FOR BREACH OF THE REPRESENTATIONS, WARRANTIES AND CONDITIONS CONTAINED IN THIS ARTICLE SHALL BE LIMITED TO THE INDEMNITY SET OUT IN ARTICLE 9.

                                   ARTICLE 9
                                INDEMNIFICATION



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
9.1 Nortel shall indemnify, defend and hold Licensee harmless from any and all claims, liabilities, damages, settlements, losses, expenses or costs (including counsel fees) arising out of any breach of the representations, warranties or conditions described in Article 8, and any infringement or alleged infringement in any Licensed Materials. Licensee shall give Nortel prompt notice of, and reasonable authority to defend or settle, any such claim and shall give, at Nortel's expense, reasonable information and assistance. Nortel agrees not to take any action which is inconsistent with this agreement in the conduct or settlement of any action.

9.2 Nortel shall have no liability to Licensee in the event infringement of any third-party patent, copyright, trade secret or other intellectual property right arises from (a) portions of the Licensed Materials developed by Licensee (or any of its Subsidiaries or Affiliates) for Nortel under the Master Agreement between Northern Telecom Limited and ADA Canada, Inc. (this exclusion shall not, however, include work done by employees of Licensee operating under the direct management, direction and control of Nortel outside the scope of the Master Agreement), (b) modification by Licensee of the Licensed Materials, or (c) the combination of Licensed Materials with equipment or software not authorized or provided by Nortel or otherwise approved by Nortel in the specifications or documentation.

9.3 In no event shall Nortel's cumulative liability under this Article exceed *. Each of Nortel's representations, warranties and conditions in Article 8, and Nortel's obligation to indemnify Licensee pursuant to this Article 9, shall expire * after the Effective Date of this Agreement. Licensee may receive indemnification as provided herein provided that on or before such expiry date, Licensee has delivered to Nortel written notice of a claim relating to such representations, warranties, conditions or indemnification.

9.4 Subject to Sections 9.1 through 9.3, Licensee shall indemnify, defend and hold Nortel harmless from any and all claims, liabilities, damages, settlements, losses, expenses or costs (including counsel fees) arising out of any infringement or alleged infringement by any Licensed Materials or Licensed Products for which Nortel is not obliged to provide indemnification to Licensee. Nortel shall give Licensee prompt notice of, and authority to defend or settle, any such claim and shall give, at Licensee's expense, reasonable information and assistance. Licensee agrees not to take any action inconsistent with this Agreement in the conduct or settlement of any action.

9.5 Licensee shall indemnify, defend and hold Nortel harmless from any and all claims, liabilities, damages, settlements, losses, expenses or costs (including counsel fees) arising out of any malfunction, defect or error in any Licensed Materials or any Licensed Products or in any service provided by Licensee in respect of any Licensed Materials or Licensee Product. Nortel shall give Licensee prompt notice of, and authority to defend or settle, any such claim and shall give, at Licensee's expense, reasonable information and


* Certain confidential portions of this Exhibit were omitted by means of blacking out the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

assistance. Licensee agrees not to take any action inconsistent with this Agreement in the conduct or settlement of any action.

9.6 In the event that the acts of a third party infringe or might infringe intellectual property rights in the Licensed Materials, which infringement does or might affect any Licensee Product (an "Infringement"), Licensee may, after notice to Nortel of its intention, institute and prosecute any action or proceeding with respect to the Infringement at the cost of Licensee. Licensee shall be entitled to any and all proceeds as a result of such enforcement to the extent that such proceeds relate to infringement against Licensed Products. Licensee agrees not to take any action inconsistent with this Agreement in the enforcement, conduct or settlement of any action.


                                   ARTICLE 10
                             LIMITATION OF LIABILITY


10.1 Except for

         (a) the indemnification provided in the article entitled "Indemnification" (and except as otherwise provided by any specific limitations set out in such section),

         (b) claims arising from a Party's breach of its confidentiality obligations set out in the Article entitled "Confidentiality", and

         (c) claims by or against a Party for bodily injury or tangible property damage caused by the fault of the other Party,

no Party's cumulative liability for damages UNDER THIS AGREEMENT (WHETHER IN contract, tort, or any other theory of liability) shall exceed *.

10.2 EXCEPT WITH RESPECT TO 10.1(a) and 10.1(b), IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOST BUSINESS, LOST SAVINGS, LOST DATA, AND LOST PROFITS, EVEN IF THE BREACHING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


                                   ARTICLE 11
                                 FORCE MAJEURE


* Certain confidential portions of this Exhibit were omitted by means of blacking out the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

11.1 Neither party shall be in default or liable for any loss or damage resulting from delays in performance or from failure to perform or comply with terms of this agreement due to any causes beyond its reasonable control during the continuation of such causes, which causes include but are not limited to Acts of God or the public enemy; riots and insurrections, war, accidents, fire, strikes and other labor difficulties (whether or not the party is in a position to concede to such demands), embargoes, judicial action; lack of or inability to obtain export permits or approvals, necessary labor, materials, energy, components or machinery, acts of civil or military authorities.


                                   ARTICLE 12
                              TERM AND TERMINATION

12.1 This Agreement shall become effective on the Effective Date and shall continue in effect unless terminated as set out herein.

12.2 In the event any Party is in a curable material breach of, or fails to perform a material obligation under, this Agreement, then the other Party may by notice to the Party in default, require the breach to be cured or the obligation to be performed. If, within sixty (60) days of the receipt of such notice, such Party fails to undertake a reasonable course of action to cure such breach, or fails to perform such obligation, the notifying Party may, by notice, terminate this Agreement.

12.3 In the event that Licensee:

         (a) admits in writing its inability to pay its debts generally as they become due;

         (b)  commits an act of bankruptcy;

         (c) is the subject of a petition or assignment in bankruptcy under applicable bankruptcy laws or other similar laws;

         (d) files a notice of intention to make a proposal under the Bankruptcy and Insolvency Act, commences proceedings under the Companies' Creditors Arrangement Act, or otherwise seeks a reorganization under applicable bankruptcy laws or any other similar law or statute of any relevant jurisdiction;

         (e)  makes an assignment for the benefit of its creditors;

         (f) consents to the appointment of a receiver or receiver-manger of itself or of the whole or any substantial part of its property;

         (g) enters into an arrangement or composition with or for the general benefit of its creditors; or

         (h) fails to satisfy any final judgment rendered against it within the period so permitted,

         Nortel may terminate this Agreement immediately upon notice.

12.4 Apart from those copies of the Licensed Materials necessary for Licensee to meet its support obligations to existing End Users at the time of termination, Licensee shall, within sixty (60) days of termination, return to Nortel or certify in writing to Nortel that all other copies of the Licensed Materials in the possession or control of Licensee have been destroyed. Except for Licensee's use which is strictly necessary for it to meet its support obligations to existing End Users at the time of termination, Licensee shall immediately discontinue the exercise of the rights granted hereunder and the use of the Licensed Materials.

12.5 In the event a Contractor, Distributor, Subsidiary or Affiliate of Licensee is in a curable material breach of, or fails to perform a material obligation under, its services, distribution or sublicense agreement, which results in a material contravention of the terms and conditions of this Agreement, Nortel may notify the breaching Contractor, Distributor, Subsidiary or Affiliate, and Licensee in writing of such contravention. If, within sixty (60) days of the receipt of such notice, such Contractor, Distributor, Subsidiary or Affiliate fails to undertake a reasonable course of action to cure such breach, or fails to perform such obligation, Licensee shall, by notice, terminate the rights related to this Agreement granted under the distribution or sublicense agreement. Within sixty (60) days of such termination, Licensee shall require the Contractor, Distributor, Subsidiary or Affiliate to discontinue use of, and either return to Licensee or destroy, any copies of the Licensed Materials in its possession, other than those copies necessary for such Distributor, Subsidiary or Affiliate to meet its support obligations to existing End Users.

12.6 All sublicenses of Licensed Products properly granted to End Users pursuant to this Agreement, whether granted by Licensee, its Distributors, Subsidiaries or Affiliates, shall survive termination of this Agreement.

12.7 In addition to this Article, the Articles entitled "Definitions", "Representations", "Limitation of Liability", "Indemnification" and "Confidentiality" shall survive termination of this Agreement.


                                   ARTICLE 13
                                    NOTICES

13.1 Any and all notices or other information to be given by one of the Parties to the other shall be deemed sufficiently given when forwarded by prepaid, registered or certified first class air mail or by facsimile, telegram or hand delivery to the other Party at the following address:

If to Nortel:           Northern Telecom Limited
                        8200 Dixie Road
                        Brampton, Ontario
                        Canada L6T 5P6
                        Attention: Corporate Secretary

If to Licensee:         Applied Digital Access, Inc.
                        9855 Scranton Road
                        San Diego, California
                        U.S.A. 92121
                        Attention: President and CEO

and such notices shall be deemed to have been received fifteen (15) business days after mailing if forwarded by mail, and the following business day if forwarded by facsimile, telegram or hand delivery.

13.2 The aforementioned address of either Party may be changed at any time by giving fifteen (15) business days prior notice to the other Party in accordance with the foregoing.

13.3 In the event of a generally-prevailing labor dispute or other situation which will delay or impede the giving of notice by any such means, in either the country of origin or of destination, the notice shall be given by such specified mode as will be most reliable and expeditious and least affected by such dispute or situation.


                                   ARTICLE 14
                               GENERAL PROVISIONS

14.1 Nothing in this Agreement shall be construed as establishing or implying any partnership or joint venture between the Parties hereto, and nothing in this Agreement shall be deemed to constitute either of the Parties hereto as the agent of the other Party or authorize either Party to incur any expenses on behalf of the other Party or to commit the other Party in any way whatsoever, without obtaining the other Party's prior written consent.

14.2 This Agreement and the AsseT Purchase Agreement set forth the entire agreement and understanding between the Parties with respect to the subject matter addressed herein and supersedes and cancels all previous negotiations, agreements, commitments, and writings in respect to the subject matter hereof, including, but not limited to, the License Agreement executed between the Parties on July 15, 1996, and the Interim Licensed Agreement executed between the Parties on January 24, 1997. Neither Party hereto shall be bound by any term, clause, provision or condition save as expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof in writing, signed by duly authorized representatives of the Parties.

14.3 Either Party may assign all or any portion of this Agreement without the other Party's consent. In no event shall either Party create any contractual relations between any third party and the other Party.

14.4 In the event of an enforceable decision or directive declaring invalid an essential part of this Agreement, without which this Agreement would not have been entered into, this Agreement may, at the option of either Party, be terminated upon the giving of notice to the other Party. Save as before set forth, in the event that any term, clause, provision or condition of this Agreement shall be similarly adjudged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other term, clause, provision or condition and such invalid term, clause, provision or condition shall be deemed to have been deleted from this Agreement.

14.5 Licensee represents and warrants that it will not, without the prior written consent, if required, of the U.S. Department of Commerce or its counterparts in nations other than the U.S., export, directly or indirectly, the Licensed Materials to any prohibited country specified in the applicable export administration regulations.

14.6 The failure of either Party to give notice to the other Party of the breach or non-fulfillment of any term, clause, provision or condition of this Agreement shall not constitute a waiver thereof, nor shall the waiver of any breach or non-fulfillment of any term, clause, provision or condition of this Agreement constitute a waiver of any other breach or non-fulfillment of that or any other term, clause, provision or condition of this Agreement.

14.7 Neither Party shall use the name of the other in any advertising, public relations or media release without the prior written consent of the other.

14.8 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, Canada and the courts of the Province of British Columbia and appellate courts therefrom shall have non-exclusive jurisdiction to determine all matters in dispute hereunder. All proceedings shall be conducted in English.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above mentioned.


NORTHERN TELECOM LIMITED               APPLIED DIGITAL ACCESS, INC.


---------------------------------      -----------------------------------------
Authorized Signature                   Authorized Signature

---------------------------------      -----------------------------------------
Printed Name and Title                 Printed Name and Title

---------------------------------      -----------------------------------------
Authorized Signature                   Authorized Signature

---------------------------------      -----------------------------------------
Printed Name and Title                 Printed Name and Title

                                  SCHEDULE "A"
                               LICENSED MATERIALS


DSS II Subsystems

Subsystem      Description
---------      -----------
ALS            Alarm Surveillance
APM            Application Process Manager
*              * Interface 2
*              * License*
*              Interface
*              Base for *Subsystem
BSI            Binary System Interface
COM            Communications
CUE            USer Interface for*
*              * Filter
DAS            Database Alignment System
DBM            Database Management Subsystem
*              * Interface
DSS            I/O Management System (otherwise referred to as 1MS)
ELS            Event Logging Subsystem
EPM            Network Performance Manager (otherwise referred to as EPM)
ESI            External System Interface
*              * Translator
GEN            Generic Network Element Manager
*              * Interface
*              * Custom Phase I (otherwise known as *)
*              * Interface
NEM            Network Element Manager
*              * Interface
*              * Interface
OWS            Operations Workstation System
*              * Server
RTT            Reach Through Tool
SAM            Service Availability Manager
SIS            Service Inventory Management
SMS            Service Management System
SOT            Selected Object Tool
SPR            Service Provisioner
SSN            DSS II Application Utilities
*              * Interface
*              * Interface


* Certain confidential portions of this Exhibit were omitted by means of blacking out the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

TMS            Test Management System
TOD            Topological Display
UPM            User Profile Management

                                  SCHEDULE "B"

                               SUBLICENSING TERMS

Sublicense agreements with End Users shall include terms and conditions substantially similar to the following:

1. restrict use of the Licensed Products or Licensed Information to object code form only;

2. prohibit causing or permitting the reverse engineering, disassembly or decompilation of the Licensed Products or Licensed Information except to the extent permitted by law or required to obtain interoperability with other independently created software programs;

3. prohibit title to the licensed products or Licensed Information from passing to the End User;

4. disclaim Nortel's liability for any damages, whether direct, indirect, incidental or consequential arising from the use of the Licensed Products or Licensed Information;

5. in any sublicense to United States Government End Users, include the following on all copies of Licensed Products distributed to United States Government End Users:

    By accepting delivery of this software, the Government hereby agrees that this software qualifies as commercial computer software within the meaning of the acquisition regulation(s) applicable to this procurement. The terms and conditions of this license shall pertain to the Government's use and disclosure of this software, and shall supersede any conflicting contractual terms and conditions. If this license fails to meet the Governments minimum needs or is inconsistent in any respect with Federal procurement law, the Government agrees to return this software, unused to the seller. The following additional statement applies only to procurement governed by DFARS Subpart 227.4 (1988): "Restricted Rights - Uses, duplication and disclosure by the Government is subject to restrictions as set forth in subparagraph
    (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 (1988).

6. require End Users to comply with all applicable governmental legislation or regulations imposing restrictions on the export of products; and

7. require End Users, at the termination of the sublicense, to discontinue use and destroy or return to Licensor the Licensed Products or Licensed Information, associated documentation and all archival or other copies of the Licensed Products or Licensed Information.

                                  SCHEDULE "C"
                               EXCLUDED CUSTOMERS



*, Inc. /  *, Inc.
* Communications Limited
* Limited*, S.A.
* Limited* / The Kingdom of *




* Certain confidential portions of this Exhibit were omitted by means of blacking out the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

                                  SCHEDULE "D"
                              THIRD-PARTY SOFTWARE



Non-Commercial Software

Software              Version
--------              -------

ACE                   *
Athena Widget         *
clist
dbug
expect
gcc (Sun)             *
GCC Compiler          *
gmake                 *
gmalloc               *
perl                  *
xpm                   *

Commercial Software
-------------------

Software                                Version                  Vendor
--------                                -------                  ------
Booch Components                        *                        Rogue Wave
C++ Compiler (HP-UX)                    -                        Hewlett-Packard
*                                       *                        *
*                                       *                        *
*                                       *                        *
*                                       *                        *
*                                       *                        *
*                                       *                        *
*                                       -                        *
*                                       *                        *
*                                       *                        *
                                        *
Code Centre                             *                        Centerline
*                                       *                        *
dde                                     *                        Hewlett-Packard
*                                       *                        *
*                                       *                        *
FrameBuilder                            *                        Adobe



26

* Certain confidential portions of this Exhibit were omitted by means of blacking out the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

Software                                Version                  Vendor
--------                                -------                  ------
HP-UX Development Environment           *                        Hewlett-Packard
HP OpenView DM Platform                 *                        Hewlett-Packard
Motif                                   *                        Open Software
                                                                 Foundation
*                                       -                        *
Object Center                           -                        Centerline
*                                       *                        *
*                                       -                        *
Pure Coverage                           *                        Pure
Purify                                  *                        Purify
Quantify                                -                        Purify
*                                       *                        *
*                                       *                        *
*                                       *                        *
*                                       *                        *
*                                       *                        *
UIL Compiler                            -                        Open Software Foundation
*                                       *                        *
Windows *                               *                        Microsoft Corporation
Windows *                               *                        Microsoft Corporation
Corel Draw                              -                        Corel Corporation
xdb                                     *                        Hewlett-Packard
xmt widget                              *                        Open Software Fdtn.
X11                                     *                        Open Software Fdtn.
                                                                 Foundation
ARS                                     -                        Remedy Corporation



27


* Certain confidential portions of this Exhibit were omitted by means of blacking out the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

                                  SCHEDULE "E"
                                       *



*

*

*





* Certain confidential portions of this Exhibit were omitted by means of blacking out the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

                                     INDEX



ARTICLE                        TITLE
-------                        -----

   1           DEFINITIONS
   2           GRANT OF RIGHTS
   3           THIRD-PARTY SOFTWARE
   4           PROVISION OF LICENSED MATERIALS
   5           TECHNICAL ASSISTANCE
   6           ESCROW
   7           CONFIDENTIALITY
   8           REPRESENTATIONS
   9           INDEMNIFICATION
  10           LIMITATION OF LIABILITY
  11           FORCE MAJEURE
  12           TERM AND TERMINATION
  13           NOTICES
  14           GENERAL PROVISIONS

SCHEDULE "A"   LICENSED INFORMATION
SCHEDULE "B"   SUBLICENSING TERMS
SCHEDULE "C"   EXCLUDED ENTITIES
SCHEDULE "D"   THIRD-PARTY SOFTWARE
SCHEDULE "E"   *


* Certain confidential portions of this Exhibit were omitted by means of blacking out the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.



29